Exhibit 99.1

LIMITED BRANDS REPORTS 56% GROWTH IN FIRST QUARTER EARNINGS

Columbus, Ohio, May 17, 2006 — Limited Brands (NYSE: LTD) today reported 2006 first quarter results.

Earnings per share increased 56% to $0.25 for the first quarter compared to $0.16 (before cumulative effect of accounting change of $0.04) last year. Operating income was $185.9 million compared to $118.5 million last year, and net income before cumulative effect of accounting changes was $98.7 million compared to $66.4 million last year.

Comparable store sales for the quarter ended April 29, 2006 increased 5% and net sales were $2.077 billion compared to $1.975 billion last year.

Leslie H. Wexner, Chairman and CEO, stated “We are very pleased with our first quarter performance. We delivered earnings that were $0.09 per share above our initial guidance, driven by better than expected performance across all of our segments. In particular, Victoria’s Secret, which accounted for over half of the Company’s total first quarter sales, achieved outstanding results across all channels, including lingerie, beauty, direct and the new brand PINK. Total Victoria’s Secret sales increased 10% and operating income increased 21%. Express comps increased 4% and the brand delivered substantially improved merchandise margins and operating income.”

The Company stated that it expects second quarter earnings per share to be between $0.22 and $0.24 versus $0.20 last year. The second quarter projection includes an estimated charge of $0.01 per share for the recognition of stock option expense under Statement of Financial Accounting Standards No. 123R, which the Company adopted in the first quarter of 2006.

For 2006 (which is a 53-week year under the retail calendar), the Company expects earnings per share of $1.50 to $1.60. Earnings per share in 2005 (before cumulative effect of accounting change of $0.04) were $1.62, which included the following significant items totaling $0.29 per share:

–	A $0.25 per share gain related to the favorable resolution of certain tax matters, and

–	A $0.04 per share gain related to the recognition of gift card breakage.

Excluding the estimated impact of stock option expense of $0.04 per share in 2006 and the 2005 significant items discussed above, the 2006 projection represents 16-23% earnings growth over 2005.

To hear further commentary provided on Limited Brands’ first quarter earnings call, dial 1-877-601-1433 for the live call prior to 9:00 a.m. ET on May 18, 2006 or call 1-800-337-6551, followed by the passcode LTD (583), or log onto www.Limitedbrands.com for an audio replay. Additional financial information is also available at www.Limitedbrands.com.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Bath & Body Works, C.O. Bigelow, Express, Limited Stores, White Barn Candle Co. and Henri Bendel, presently operates 3,559 specialty stores. Victoria’s Secret products are also available through the catalogue and www.VictoriasSecret.com. Bath & Body Works products are also available through the catalogue and at www.BathandBodyWorks.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the first quarter earnings call or made by the Company or management of the Company involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the first quarter earnings call or otherwise made by the Company or management: risks associated with general economic conditions, consumer confidence and consumer spending patterns; the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; risks associated with the seasonality of the Company’s business; risks associated with severe weather and changes in weather patterns; risks associated with the highly competitive nature of the retail industry generally and the segments in which we operate particularly; risks related to consumer acceptance of the Company’s products and the Company’s ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance the Company’s brand image; risks associated with the Company’s ability to retain, hire and train key personnel and management; risks associated with the possible inability of the Company’s manufacturers to deliver products in a timely manner or meet quality standards; risks associated with the Company’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, risks related to political instability, risks associated with legal and regulatory matters, risks related to duties, taxes, other charges and quotas on imports, risks related to local business practices, potential delays or disruptions in shipping and related pricing impacts and political issues and risks related to currency and exchange rates; risks associated with the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms; risks associated with increases in the costs of mailing, paper and printing; risks associated with our ability to service any debt we incur from time to time as well as the requirements the agreements related to such debt impose upon us; risks associated with the Company’s reliance on information technology, including risks related to the implementation of new information technology systems and risks related to utilizing third parties to provide information technology services; risks associated with natural disasters and risks associated with rising energy costs. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the first quarter earnings call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

Tom Katzenmeyer

Senior Vice President, Investor, Media and Community Relations

Limited Brands

614-415-7076

www.Limitedbrands.com

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THIRTEEN WEEKS ENDED APRIL 29, 2006 AND APRIL 30, 2005

(Unaudited)

(In thousands except per share amounts)

	2006	2005
Net Sales	$2,077,091	$1,974,932
Gross Income	788,775	684,653
General, Administrative and Store Operating Expenses	(602,829)	(566,119)

Operating Income	185,946	118,534
Interest Expense	(24,018)	(23,069)
Interest Income	9,248	5,328
Other (Loss) Income	(1,492)	2,628

Income Before Income Taxes	169,684	103,421
Provision for Income Taxes	71,000	37,000
Income Before Cumulative Effect of Changes in Accounting Principle	98,684	66,421
Cumulative Effect of Changes in Accounting Principle (Net of Tax of $445 and $11,000 in 2006 and 2005, respectively)	696	16,844

Net Income	$99,380	$83,265

Net Income Per Diluted Share:
Income Before Cumulative Effect of Changes in Accounting Principle	$0.25	$0.16
Cumulative Effect of Changes in Accounting Principle	0.00	0.04

Net Income Per Diluted Share	$0.25	$0.20

Weighted Average Shares Outstanding	400,415	417,234